UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006 (July 25, 2006)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.

On July 25, 2006, the Compensation Committee (“Compensation Committee”) of the Board of Directors of ICT Group, Inc. (the “Company”) approved the following base salaries, effective July 1, 2006, for the following named executive officers:

John L. Magee, Executive Vice President Global Operations	$350,000
John D. Campbell, Executive Vice President, Global Sales	$250,000
Timothy F. Kowalski, Executive Vice President Marketing & Technology Solutions	$260,000
Vincent A. Paccapaniccia, Executive Vice President Finance & Administration, Chief Financial Officer	$265,000

In addition, on July 25, 2006, the Compensation Committee approved the following grants of restricted stock units (“RSUs”) to the following named executive officers, in recognition of their service in support of the Company’s public offering that closed in April 2006:

John L. Magee, Executive Vice President Global Operations	10,000 RSUs

Vincent A. Paccapaniccia, Executive Vice President Finance & Administration, Chief Financial Officer	10,000 RSUs

These grants were made under the Company’s 2006 Equity Compensation Plan with a grant date of July 31, 2006 (two business days after the Company announced its financial results for the second quarter ended June 30, 2006). The RSUs vest in four equal annual increments commencing one year after the grant date and are payable in shares of Company common stock upon vesting provided the holder is employed or providing valuable service to the Company at the time of vesting.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: July 31, 2006

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